Exhibit 5.1

HUNTON ANDREWS KURTH LLP FILE NO: 114511.0000001

March 8, 2021
Brown-Forman Corporation
850 Dixie Highway
Louisville, Kentucky 40210
Brown-Forman Corporation
Registration Statement on Form S-8

Ladies and Gentlemen:
We have acted as counsel to Brown-Forman Corporation, a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company of a Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) on the date hereof pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration of (i) 2,000,000 shares of the Company’s Class B Common Stock (non-voting), par value $0.15 per share (the “Common Stock”), issuable under the Brown-Forman Corporation Savings Plan (the “Savings Plan”) and (ii) 250,000 shares of Common Stock issuable under the Brown-Forman Corporation Savings Plan for Collectively Bargained Employees (the “Savings Plan for Collectively Bargained Employees” and, together with the Savings Plan, the “Plans”). The shares of Common Stock issuable under the Plans are referred to herein as the “Shares.”
This opinion letter is being furnished in accordance with the requirements of Item 8(a) of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.
In connection with this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents and records of the Company, certificates of public officials and officers of the Company and such other documents, certificates and records as we have deemed necessary to render the opinions set forth herein, including, among other things, (i) the Company’s Restated Certificate of Incorporation, as amended through the date hereof, (ii) the Company’s By-laws, as amended through the date hereof, (iii) the Plans, (iv) the Registration Statement, (v) resolutions of the Company’s Board of Directors approving the Plans and authorizing the registration and issuance of the Shares and (vii) a certificate issued by the Secretary of State of the State of Delaware on the date hereof to the effect that the Company is existing under the laws of the State of Delaware and in good standing (the “Good Standing Certificate”).
For purposes of the opinions expressed below, we have assumed (i) the legal capacity of all natural persons, (ii) the genuineness of all signatures, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to authentic original documents of all documents submitted to us as certified, electronic or photostatic copies and (v) the due
ATLANTA AUSTIN BANGKOK BEIJING BOSTON BRUSSELS CHARLOTTE DALLAS DUBAI HOUSTON LONDON
LOS ANGELES MIAMI NEW YORK NORFOLK RICHMOND SAN FRANCISCO THE WOODLANDS TYSONS WASHINGTON, DC
www.HuntonAK.com

authorization, execution and delivery of all documents by all parties and the validity, binding effect and enforceability thereof on such parties (other than the authorization, execution and delivery of certain documents by the Company).
As to factual matters, we have relied upon, and assumed the accuracy of, representations included in the documents submitted to us, upon certificates of officers of the Company and upon certificates of public officials. Except as otherwise expressly indicated, we have not undertaken any independent investigation of factual matters.
Based upon the foregoing and such other information and documents as we have considered necessary for the purposes hereof, and subject to the assumptions, qualifications and limitations stated herein, we are of the opinion that:
1.The Company is a corporation validly existing and in good standing under the laws of the State of Delaware.
2.The Shares have been duly authorized and, when and to the extent issued in accordance with the terms of the applicable Plan, the Shares will be validly issued, fully paid and nonassessable.
The opinions expressed above are limited to the General Corporation Law of the State of Delaware in effect on the date hereof. We do not express any opinion as to the laws of any other jurisdiction.
The opinion set forth in paragraph 1 above as to the valid existence and good standing of the Company is based solely upon our review of the Good Standing Certificate.
We hereby consent to the filing of this opinion letter with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.
This opinion letter is rendered as of the date hereof, and we disclaim any obligation to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinion expressed herein. This opinion letter is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any matters beyond the matters expressly set forth herein.
Very truly yours,

/s/ Hunton Andrews Kurth LLP